UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 24, 2018
Date of Report (Date of Earliest Event Reported)

HP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

    At the 2018 Annual Meeting held on April 24, 2018, HP Inc.’s (“HP”) stockholders voted on the four proposals outlined in HP’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 26, 2018 and cast their votes as described below.

	Proposal 1
	HP’s stockholders elected ten individuals to HP’s Board of Directors (“Board of Directors”) for the succeeding year or until their successors are duly qualified and elected as set forth below:

	Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Aida M. Alvarez	1,193,000,005	23,823,768	1,301,492	199,994,808
	Shumeet Banerji	1,099,592,543	117,110,797	1,421,925	199,994,808
	Robert R. Bennett	1,199,088,652	17,126,499	1,910,114	199,994,808
	Charles V. Bergh	1,189,490,822	27,257,552	1,376,891	199,994,808
	Stacy Brown-Philpot	1,193,462,917	23,397,741	1,264,607	199,994,808
	Stephanie A. Burns	1,211,729,578	4,944,206	1,451,481	199,994,808
	Mary Anne Citrino	1,194,277,883	22,544,520	1,302,862	199,994,808
	Stacey Mobley	1,193,037,443	23,740,223	1,347,599	199,994,808
	Subra Suresh	1,213,141,062	3,564,792	1,419,411	199,994,808
	Dion J. Weisler	1,213,395,019	3,483,387	1,246,859	199,994,808

	Proposal 2
	HP’s stockholders ratified the appointment of Ernst & Young LLP as HP’s independent registered public accounting firm for the fiscal year ending October 31, 2018 as set forth below:

	Votes For	Votes Against	Abstentions
	1,391,373,819	23,897,706	2,848,548

	Proposal 3
	HP’s stockholders approved the advisory resolution to approve executive compensation as set forth below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	1,126,048,626	88,404,468	3,672,171	199,994,808

	Proposal 4
	HP's stockholders cast their votes with respect to the stockholder proposal related to the adoption of a bylaw allowing for stockholder action by written consent as set forth below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	614,213,110	599,719,212	4,192,943	199,994,808

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: April 27, 2018	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary